Exhibit 99.2

PodcastOne (Nasdaq: PODC) to Announce Second Quarter Fiscal 2024 Financial Results and Host Investor Webcast on November 9, 2023

- Investor Webcast on Thursday, November 9, 2023 at 1:30 p.m. ET / 10:30 a.m. PT -

LOS ANGELES, CA, Nov. 03, 2023 -- PodcastOne (Nasdaq: PODC), a leading podcast platform and a subsidiary of LiveOne (Nasdaq: LVO), plans to announce its operating and financial results for its second quarter ended September 30, 2023 on Thursday, November 9, 2023.

PodcastOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 1:30 p.m. ET / 10:30 a.m. PT on Thursday, November 9, 2023.

Conference Call and Webcast:

WHEN: Thursday, November 9th
TIME: 1:30 PM ET / 10:30 AM PT
DIAL-IN (Toll Free): (888) 350-3870
DIAL IN NUMBER (Local): (646) 960-0308
ACCESS CODE: 3329141

REPLAY NUMBER:

US (Local): 1 647-362-9199
Access Code: 3329141

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | PodcastOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/855655388

About PodcastOne

PodcastOne (Nasdaq: PODC) is a Los Angeles based podcast network founded in 2012 by Kit Gray and Norm Pattiz providing creators and advertisers with a full 360-degree solution in sales, marketing, public relations, production, and distribution delivering over 2.1 billion downloads per year with a community of 250 of the top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, I’ve Had It, and A&E’s Cold Case Files. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne (Nasdaq: LVO), Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. PodcastOne is also the parent company of LaunchpadOne, an innovative self-serve platform developed to launch, host, distribute and monetize independent user-generated podcasts. For more information, visit podcastone.com and follow us on Facebook, Instagram, YouTube and Twitter at @podcastone. For more investor information, please visit ir.podcastone.com.

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company’s wholly-owned subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, Palm Beach Records, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the spin-out of LiveOne’s pay-per-view business, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; Slacker’s ability to list on a national exchange; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its users and paid members; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; PodcastOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, Quarterly Report on Form 10-Q for the quarter year ended June 30, 2023, filed with the SEC on August 15, 2023, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

PodcastOne IR Contact:

Kirin Smith
PCG Advisory
(646) 823-8656
ksmith@pcgadvisory.com

PodcastOne Press Contact:

310.246.4600
Susan@Guttmanpr.com